UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2026

Future Money Acquisition Corporation

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-43197	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Brannan St, San Francisco, CA	94107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (647) 986-0980

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one right	FMACU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	FMAC	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-fifth (1/5) of one ordinary share	FMACR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 15, 2026, Future Money Acquisition Corporation (the “Company”) announced that holders of the units sold in the Company’s initial public offering (the “Units”) may elect to separately trade the ordinary shares, par value $0.0001 per share (the “Ordinary Shares”) and rights (the “Rights”) included in the Units, with such trading to commence on May 18, 2026.

The Ordinary Shares and Rights that are separated will begin separate trading on the Nasdaq Global Market (“Nasdaq”) under the symbols “FMAC” and “FMACR,” respectively. Units not separated will continue to trade on Nasdaq under the symbol “FMACU.” Holders of units will need to have their brokers contact the Company’s transfer agent, VStock Transfer, LLC, in order to separate the holders’ Units into Ordinary Shares and Rights.

On May 15, 2026, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the separate trading of the Ordinary Shares and Rights underlying the Units.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Future Money Acquisition Corporation

Dated: May 15, 2026	By:	/s/ Siyu Li
	Name:	Siyu Li
	Title:	Chief Executive Officer and Chairman

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